UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 11, 2009

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747
(Address of Principal Executive Offices, including Zip Code)
(203) 316-1111
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-10.1: FORM OF STOCK APPRECIATION RIGHT AGREEMENT
EX-10.2: FORM OF RESTRICTED STOCK UNIT AGREEMENT

ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On February 11, 2009, the Compensation Committee of the Board of Directors of Gartner, Inc. (the “Company” or “Gartner”) approved the following compensatory arrangements for the Company’s named executive officers (as most recently set forth in the Company’s proxy statement dated April 22, 2008); i.e., Eugene A. Hall (chief executive officer), Christopher J. Lafond (chief financial officer), Peter Sondergaard (senior vice president, research) and Lewis G. Schwartz (senior vice president, general counsel and corporate secretary) (the “NEOs”), as follows:
2009 Executive Performance Bonus Plan.
On February 11, 2009, the Compensation Committee approved Gartner’s 2009 Executive Performance Bonus Plan (the “2009 Bonus Plan”) and established annual target bonus amounts that may be earned for fiscal year 2009 under the 2009 Bonus Plan by Messrs. Hall, Lafond, Schwartz and Sondergaard of $724,065, $251,561, 225,080 and $198,600, respectively. These amounts are target bonus amounts (100%), and the amounts of bonuses ultimately payable will range from 0% to 200% of target based upon the achievement of performance metrics set by the Compensation Committee relating to 2009 EBITDA and 2009 Contract Value (CV), and certification of such achievement by the Compensation Committee in early 2010. The target amounts represent 100% of base salary for Mr. Hall, and 60% of base salary for each of Messrs. Lafond, Schwartz and Sondergaard.
2009 Long — Term Incentive Award. On February 11, 2009, the Compensation Committee approved and made 2009 annual long-term incentive equity awards to the NEOs under our stockholder approved 2003 Long-Term Incentive Plan consisting of Stock Appreciation Rights (SARs) and Restricted Stock Units (RSUs) as follows:

Name	Number of SARs	Target Number of RSUs*
Eugene A. Hall	348,564	363,042

Christopher J. Lafond	97,153	101,188

Lewis G. Schwartz	48,516	50,531

Peter Sondergaard	48,516	50,531

*	Adjusted as described in the narrative below
     Stock Appreciation Rights. The Stock Appreciation Rights Agreements provide for the grant of a number of stock appreciation rights that will be paid in shares of Gartner common stock once the applicable vesting criteria have been met. Assuming continued service through each vesting date, the SARs vest in four equal annual installments commencing February 11, 2010. Upon exercise of the SARs, the NEO must pay a purchase price per share equal to the value of Gartner’s common stock on the date of grant ($ 11.11), or the NEO may settle the SARs by allowing the Company to withhold a sufficient number of shares as equals in value the aggregate exercise price on the date of exercise. The Company will withhold a portion of the shares subject to the grant to cover applicable tax withholding, unless the Company requires or otherwise permits the NEO to make alternative arrangements for payment of taxes due, satisfactory to the Company.
     Restricted Stock Units. The Restricted Stock Unit Agreements provide for the grant of a number of RSUs that will be paid in shares of Gartner common stock once the applicable vesting criteria have been met. The actual number of RSUs granted depends upon the achievement of a performance metric set by the Compensation Committee relating to Gartner’s 2009 CV, and certification of such achievement by the Compensation Committee in early 2010. The actual number of RSUs awarded will be adjusted between 0% and 200% of the target number depending on whether and the extent to which the performance metric is achieved. Assuming continued service through each vesting date, the RSUs vest in four equal annual installments commencing February 11, 2010. The Company will withhold a portion of the shares subject to the grant to cover applicable tax withholding, unless the Company requires or otherwise permits the recipient to make alternative arrangements for payment of taxes due, satisfactory to the Company.
     Stockholder Rights. SAR and RSU recipients generally will not have any of the rights of a Gartner stockholder, including voting rights and the right to receive dividends and distributions, until after actual shares of Gartner common stock are issued in respect of the award, which is subject to prior satisfaction of the vesting and other criteria relating to such grants.
     The Forms of Stock Appreciation Right Agreement and Restricted Stock Unit Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits

EXHIBIT NO.	DESCRIPTION
10.1	Form of Stock Appreciation Right Agreement
10.2	Form of Restricted Stock Unit Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.
Date: February 12, 2009	By:	/s/ Christopher J. Lafond
Christopher J. Lafond
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Form of Stock Appreciation Right Agreement
10.2	Form of Restricted Stock Unit Agreement